UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: August 17, 2012
(Date of earliest event reported)

CMG HOLDINGS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada --------------------------------	000-51770 --------------------------------	87-0733770 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 Biscayne Boulevard
Miami, FL 33137
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(Address of principal executive offices) (Zip Code)

(305) 751-0588
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(Registrant’s telephone no., including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

This Current report on Form 8-K contains forward-looking statements which include, but are not limited to, statements concerning expectations as to our revenues, expenses, and net income, our growth strategies and plans, the status of evolving technologies and their growth potential, the adoption of future industry standards, expectations as to our financing and liquidity requirements and arrangements, the need for additional capital, and other matters that are not historical facts. These forward-looking statements are based on our current expectations, estimates, and projections about our industry, management’s beliefs, and certain assumptions made by it. Words such as “anticipates”, “appears”, “expects”, “intends”, “plans”, “believes, “seeks”, “estimates”, “may”, “will” and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual results could differ materially and adversely from those results expressed in any forward-looking statements, as a result of various factors. Readers are cautioned not to place undue reliance on forward-looking statements, which are based only upon information available as of the date of this report. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

On March 23, 2010 the Registrant entered into a share exchange agreement with the former stockholders of AudioEye, Inc. (hereinafter “AudioEye”) whereby AudioEye became a wholly owned subsidiary of the Registrant subject to the former stockholders retaining the right to receive cash from the exploitation of the technology of AudioEye. The Registrant has outstanding 13% Senior Secured Convertible Extendable Notes due in 2011 with a current aggregate balance of $1,075,000 (hereinafter the “Notes”). The Registrant believes that it cannot with its current debt structure raise sufficient working capital to fully exploit and grow the business of AudioEye at this time.

On June 22, 2011 the Registrant entered into a Master Agreement subject to shareholder approval as may be required under applicable law and subject to closing conditions (hereinafter the “Agreement”) with AudioEye Acquisition Corp., a Nevada corporation (hereinafter “AudioEye Acquisition”) pursuant to which: (i) the shareholders of AudioEye Acquisition will acquire from the Registrant 80% of the capital stock of AudioEye and (ii) the Registrant will distribute to its shareholders, in the form of a dividend, 5% of the capital stock of AudioEye.

On April 5, 2012 the Registrant and AudioEye Acquisition amended their Agreement in order to separate the Spin-off and Share Exchange so as to allow the payment by AudioEye of the outstanding Registrant Note and to cause the release of the Notes to be effected as soon as practicable but no later than the closing of the Share Exchange. The Amendment also removes the requirement of shareholder approval as a prerequisite to the Share Exchange and Spin-off.

On August 17, 2012 the Registrant and AudioEye Acquisition finalized and completed their Share Exchange pursuant to their Amended Master Agreement in order to allow the payment by AudioEye of the outstanding Registrant’s Note and to cause the release of the Notes and security therefore. Pursuant to the Amended Master Agreement:

1.	The Registrant will retain 15% of AudioEye subject to transfer restrictions in accordance with the Agreement.

2.	The Registrant will distribute to its shareholders, in the form of a dividend, 5% of the capital stock of AudioEye in accordance with provisions of the Agreement.

3.
AudioEye has finalized a Royalty Agreement with the Registrant to pay to the Registrant 10% of cash received from income earned, settlements or judgments directly resulting from, AudioEye’s patent enforcement and licensing strategy whether received by, AudioEye or any of its affiliates, net of any direct costs or tax implications incurred in pursuit of such strategy pertaining to the patents as fully described in the Agreement.

4.
AudioEye has finalized a Consulting Services Agreement with the Registrant whereby the Registrant will receive a commission of not less than 7.5% of all revenues received by AudioEye after the closing date from all business, clients or other sources of revenue procured by the Registrant or its employees, officers or subsidiaries and directed to AudioEye and 10% of net revenues obtained from a third party described in the agreement.

5.
AudioEye has finalized the release of the obligations of the Registrant under the Notes pursuant to a novation or other form of release of such obligation which shall include a termination of any security interest on any post Spin Off assets of the Registrant.

SECTION 9 - FINANCIAL STATAMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit                      Description
No:

10.1	Royalty Agreement dated August 16, 2012 between Audio Eye, Inc. and CMG Holding Group, Inc.
.
10.2	Consulting Services Agreement dated August 16, 2012 between Audio Eye, Inc. and CMG Holding Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CMG HOLDINGS GROUP, INC.

Date: August 17, 2012	/s/ JAMES ENNIS
Name: James Ennis
Its: Chief Financial Officer